         AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of March 29, 1998, among Sunbeam Corporation, a Delaware corporation ("LASER"), Laser Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Laser ("LASER MERGER SUB"), Coleman (Parent) Holdings Inc., a Delaware corporation ("PARENT HOLDINGS"), and CLN Holdings Inc. ("HOLDINGS"), a Delaware corporation and a wholly owned subsidiary of Parent Holdings.

         WHEREAS, Laser, Laser Merger Sub, Parent Holdings and Holdings have entered into an Agreement and Plan of Merger, dated as of February 27, 1998 (the "MERGER AGREEMENT"), providing for the merger of Holdings with Laser Merger Sub, as provided therein;

         WHEREAS, defined terms used herein shall have the meanings ascribed thereto in the Merger Agreement, except as otherwise provided herein; and

         WHEREAS, Section 2.8 of the Merger Agreement provides that, at any time prior to the Holdings Effective Time, Holdings may elect, in its sole discretion, upon notice to Laser, to effectuate the Holdings Merger such that Holdings will be merged with and into Laser Merger Sub, with Laser Merger Sub as the Surviving Corporation for all purposes under the Merger Agreement, and that, in such event, the parties to the Merger Agreement shall execute an appropriate amendment thereto to reflect the foregoing.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

         This Amendment No. 1 shall constitute the election of Holdings and the notice to Laser contemplated by Section 2.8 of the Merger Agreement, and the parties hereto hereby agree that accordingly, notwithstanding anything to the contrary in the Merger Agreement, upon the terms and subject to the conditions set forth therein, and in accordance with the DGCL, at the Holdings Effective Time (as defined in Section 2.3 thereof), Holdings shall be merged with and into Laser Merger Sub, and following the Holdings Effective Time, Laser Merger Sub shall continue as the Surviving Corporation, and the separate corporate existence of Holdings shall cease. All of the provisions of the Merger Agreement shall be and hereby are deemed to be amended and modified to the extent necessary to reflect appropriately the foregoing election, notice and agreement, including Section 2.4 of the Merger Agreement, to reflect that the certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of Laser Merger Sub as in effect at the Holdings Effective Time.

         Except as amended hereby, the Merger Agreement shall remain in full force and effect in all respects.

         IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.


                                       SUNBEAM CORPORATION

                                       By: /s/   Albert J. Dunlap
                                          ---------------------------
                                          Name: Albert J.Dunlap
                                          Title: Chairman of the Board and Chief
                                                 Executive Officer



                                       LASER ACQUISITION CORP.

                                       By: /s/   Albert J. Dunlap
                                          ---------------------------
                                          Name: Albert J. Dunlap
                                          Title: Chairman of the Board



                                       CLN HOLDINGS INC.

                                       By: /s/  Glenn P. Dickes
                                          ---------------------------
                                          Name: Glenn P. Dickes
                                          Title: Vice President



                                       COLEMAN (PARENT) HOLDINGS INC.

                                       By: /s/  Glenn P. Dickes
                                          ---------------------------
                                          Name: Glenn P. Dickes
                                          Title: Vice President